UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2024

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Northwest Biotherapeutics, Inc. (the “Company”) held an annual meeting of stockholders on June 29, 2024 (the “Annual Meeting”), at which a quorum was present. The number of shares represented and voting in person or by proxy at the Annual Meeting was 961,690,911, representing 77.48% of the total combined voting power of all outstanding common and preferred stock on the record date for the Annual Meeting.

At the Annual Meeting, the stockholders voted on five matters: (1) the re-election of Dr. Alton L. Boynton and Ambassador J. Cofer Black as Class I members of the Board of Directors for a three-year term, (2) ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (3) ratification of the same option awards that were made in 2020 to the named executive officers and for which the stockholders already voted in favor in an advisory vote at the 2021 Annual Meeting and in a ratification vote at the 2022 Annual Meeting, (4) ratification of the same option awards that were made in 2020 to the non-executive Directors on the Board of Directors, and that were previously reported and previously approved by stockholders at the 2022 Annual Meeting and (5) approval, on an advisory basis, of the Company’s 2023 executive compensation.

As of the close of business on May 9, 2024, the record date for the Annual Meeting, there were 1,210,879,427 shares of par value $0.001 per share (the “Common Stock”) and 1,211,971 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”), entitled to vote at the Annual Meeting. Each share of Common Stock entitled the record holder to one vote on each matter to be voted upon at the Annual Meeting. Each share of Preferred Stock (which is convertible into 25 shares of Common Stock) entitled the record holder to 25 votes on each matter to be voted upon at the Annual Meeting.

For the five Proposals, the percentages in parentheses below are the percentages of the votes cast for each matter.

Proposal No. 1. Election of Directors.

The common and preferred stockholders, voting as a single class, approved the re-election of Dr. Alton L. Boynton and Ambassador J. Cofer Black for a new three-year term as Class I members of the Board of Directors. The votes on Dr. Boynton and Ambassador Black were as follows:

	For	Withheld	Broker Non-Votes
Dr. Alton L. Boynton	718,437,871 (94.04%)	45,523,475 (5.96%)	197,729,565 (N/A)
Ambassador J. Cofer Black	710,592,953 (93.01%)	53,368,393 (6.99%)	197,729,565 (N/A)

Proposal No. 2. Ratification of Appointment of Registered Public Accounting Firm.

The common and preferred stockholders, voting as a single class, ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes on the appointment of Cherry Bekaert were as follows:

	For	Against	Abstained	Broker Non-Votes
Ratification of Cherry Bekaert LLP	884,823,568 (92.73%)	69,395,476 (7.27%)	7,471,867 (N/A)	0

Proposal No. 3. Ratification Of The Same Option Awards That Were Made In 2020 To The Named Executive Officers And For Which The Stockholders Already Voted In Favor In An Advisory Vote At The 2021 Annual Meeting And In A Ratification Vote At The 2022 Annual Meeting.

The common and preferred stockholders, voting as a single class, ratified the same option awards that were made in 2020 to the named executive officers and for which the stockholders already voted in favor in an advisory vote at the 2021 Annual Meeting and in a ratification vote at the 2022 Annual Meeting. The votes on the ratification were as follows:

	For	Against	Abstained	Broker Non-Votes
Ratification of Named Executive Officer Option Awards	667,076,388 (88.13%)	89,877,155 (11.87%)	7,007,803 (N/A)	197,729,565 (N/A)

Proposal No. 4. Ratification Of The Same Option Awards That Were Made In 2020 To The Non-Executive Directors On The Board Of Directors, And That Were Previously Reported And Previously Approved By Stockholders At The 2022 Annual Meeting.

The common and preferred stockholders, voting as a single class, ratified the same option awards that were made in 2020 to the non-executive Directors on the Board of Directors, and that were previously reported and previously approved by stockholders at the 2022 Annual Meeting. The votes on the ratification were as follows:

	For	Against	Abstained	Broker Non-Votes
Ratification of Non-Executive Director Option Awards	661,462,536 (88.05%)	89,760,789 (11.95%)	12,738,021 (N/A)	197,729,565 (N/A)

Proposal No. 5. Advisory Vote on 2023 Executive Compensation.

The common and preferred stockholders, voting as a single class, approved the Company’s 2023 executive compensation. The votes on the approval were as follows:

	For	Against	Abstained	Broker Non-Votes
Approval of 2021 Executive Compensation	659,480,960 (87.37%)	95,353,125 (12.63%)	9,127,261 (N/A)	197,729,565 (N/A)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: July 3, 2024	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman